UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2007

ALLIED NEVADA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-33119	20-5597115
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 8, 2007, Allied Nevada Gold Corp. (the “Company”), Vista Gold Corp. (“Vista”) and Carl and Janet Pescio (the “Pescios”) entered into an Amendment to Arrangement and Merger Agreement (the “Amendment”), amending the previously disclosed Arrangement and Merger Agreement, dated September 22, 2006, as amended, by and among the parties (the “Arrangement Agreement”).  Pursuant to the Amendment, Vista and the Pescios agreed to contribute additional unpatented mining claims to the Company, as reflected on Schedules B and C, respectively, to the Arrangement Agreement.

As of the date of the Amendment, the Company was a wholly-owned subsidiary of Vista.  Carl Pescio was elected as a director of the Company on March 1, 2007.

The Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On May 10, 2007, the closing of the previously announced plan of arrangement involving Vista, the Company and the Pescios (the “Arrangement”) pursuant to the Arrangement Agreement occurred, resulting in, among other things, the acquisition by the Company of Vista’s Nevada-based mining properties and related assets (the “Vista Nevada Assets”) and certain interests in Nevada-based mining properties and related assets held by the Pescios (the “Pescio Nevada Assets”), as summarized below.

Pursuant to the Arrangement, Vista transferred ownership of the Vista Nevada Assets and $25 million in cash to the Company, in return for 26,933,055 shares of the Common Stock, $0.001 par value per share, of the Company (the “Allied Nevada Shares”). Also as part of the Arrangement, the Pescios transferred the Pescio Nevada Assets to the Company in exchange for 12,000,000 Allied Nevada Shares and $15 million in cash.  Of the $25 million in cash paid by Vista to the Company, $15 million was paid to the Pescios as described in the preceding sentence.  The remaining $10 million, less costs and expenses or any amounts required to pay amounts owing to Vista, will be used by the Company to fund exploration and development projects and ongoing commitments.

Concurrently with the these transfers, Vista’s shareholders exchanged each of their Vista common shares for, subject to applicable withholding taxes (a) one of a newly created class of Vista common shares (the “Vista New Shares”), (b) 0.794 of an Allied Nevada Share and (c) any payment they are entitled to receive in lieu of a fractional share of Allied Nevada.  An aggregate of 25,403,207 Allied Nevada Shares were received by Vista shareholders in the foregoing exchange.

In addition, holders of options to acquire Vista common shares exchanged their Vista options for options to acquire Allied Nevada Shares and options to acquire Vista New Shares.  Under the terms of the Arrangement Agreement, the numbers and exercise prices of the options to acquire Allied Nevada Shares and options to acquire Vista New Shares to be exchanged in connection with the Arrangement, will be determined pursuant to the Arrangement.

Summary information concerning the Vista Nevada Assets and the Pescio Nevada Assets is provided below.  More detailed information can be found under the heading “Item 3.  Properties” included in Amendment No. 4 to the Company’s Registration Statement on Form 10, filed with the SEC on April 23, 2007.

Vista Nevada Assets

The Vista Nevada Assets consist of six mineral projects, all of which are located in Nevada, including the Hycroft mine, the Wildcat, Maverick Springs, Mountain View, Hasbrouck and Three Hills projects and properties held through F.W. Lewis, Inc.

Pescio Nevada Assets

The Pescio Nevada Assets include the Pescios’ royalty and other interests in 53 mining properties, all located in Nevada, including the Beowawe Gold Property, the Cobb Creek Property, the Dixie Flats Project, the Dome Property, the Wild Horse Property, the Eden Property, the Elder Creek Property, the NAD Property, the North Carlin Property, the North Mill Creek Property, the Pony Creek Property, the Switch and Six Mile Properties, the Toy Property, the Tusk Property, the Rock Creek Property, the Santa Renia Gold-Silver Property, the Six Mile Property, the South Silver Cloud Property, the Tonka Gold-Silver Property, and the Woodruff Gold-Silver Property.

Mr. Pescio was elected as a director of the Company on March 1, 2007. Prior to completion of the Arrangement, the Company was a wholly-owned subsidiary of Vista.  Upon completion of the Arrangement, and following disposition of 2.7 million Allied Nevada Shares by the Pescios as disclosed in their filings with the SEC, the Pescios own approximately 23.5% of the issued and outstanding shares of Common Stock of the Company.  The consideration provided by the Company to Vista and to the Pescios in connection with the Arrangement was determined as the result of arm’s-length negotiations conducted among representatives of the Company, Vista and the Pescios.  The principal determinations were made in negotiations between Michael Richings, President and Chief Executive Officer of Vista, and Carl Pescio, both of whom have years of experience in the mining industry and considerable knowledge about Nevada mining properties.  Factors considered in these determinations included information as to property location, deposit type and stage of development, as well as market valuation estimates including current estimates for the Vista Nevada Assets based on Vista’s market capitalization and the parties’ own estimates of market valuation of the Company as constituted after completion of the Arrangement.  Additional information can be found under the heading “Item 7.  Certain Relationships and Related Transactions, and Director Independence” included in Amendment No. 4 to the Company’s Registration Statement on Form 10, filed with the SEC on April 23, 2007.

Item 3.02                                             Unregistered Sales of Equity Securities.

The disclosures included in Item 2.01 are incorporated into this Item 3.02 by reference.

The Company’s issuance to Vista of Allied Nevada Shares to be exchanged by Vista with Vista shareholders pursuant to the Arrangement, as well as applicable option exchanges, was made in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided under Section 3(a)(10) of the Securities Act.

Section 3(a)(10) of the Securities Act exempts from registration a security that is issued in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have the right to appear, by a court or by a governmental authority expressly authorized by law to grant such approval.  The Supreme Court of the Yukon Territory, an authorized court, approved the Arrangement via final order dated November 29, 2006.

The Company’s issuance of Allied Nevada Shares to the Pescios, who are accredited investors as defined under the Securities Act, was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering.

Item 5.01                                             Change in Control.

The disclosures included in Item 2.01 are incorporated into this Item 5.01 by reference.

Following the issuances described in Item 2.01, above, in connection with the Arrangement, the Company will no longer be a wholly-owned subsidiary of Vista and the Pescios, and following disposition of 2.7 million Allied Nevada Shares by the Pescios as disclosed in their filings with the SEC, the Pescios own 9,300,000 shares of the Company’s Common Stock, representing approximately 23.5% of the total number of the issued and outstanding shares of Common Stock of the Company.  Mr. Pescio is a director of the Company.

Item 8.01                                             Other Events.

On May 10, 2007, the Company and Vista issued a joint press release announcing the completion of the Arrangement, as more fully described in Item 2.01, above.  The press release is furnished as Exhibit 99.1 and is attached hereto.

On May 10, 2007, the Company and Vista issued a joint press release announcing the commencement of trading of the Vista New Shares and the Allied Nevada Shares on the Toronto Stock Exchange and the American Stock Exchange, following completion of the Arrangement.  The press release is furnished as Exhibit 99.2 and is attached hereto.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired

To be filed, if applicable, under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(b)                                 Pro Forma Financial Information

To be filed, if applicable, under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(d)                                 Exhibits.

Exhibit 10.1	Amendment to Arrangement and Merger Agreement by and among Vista Gold Corp., Allied Nevada Gold Corp., Carl Pescio and Janet Pescio, dated May 8, 2007

Exhibit 99.1	Joint Press Release of Vista Gold Corp. and Allied Nevada Gold Corp., dated May 10, 2007

Exhibit 99.2	Joint Press Release of Vista Gold Corp. and Allied Nevada Gold Corp., dated May 10, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED NEVADA GOLD CORP.

	By:	/s/ Scott A. Caldwell
Scott A. Caldwell
President and Chief Executive Officer

Date: May 16, 2007